EXHIBIT 99.1

Shockwave Medical Reports First Quarter 2024 Financial Results

SANTA CLARA, Calif., May 06, 2024 (GLOBE NEWSWIRE) -- Shockwave Medical, Inc. (Nasdaq: SWAV), a pioneer in the development and commercialization of transformational technologies for the treatment of cardiovascular disease, today reported financial results for the three months ended March 31, 2024.

“The solid growth in the first quarter across geographies and products is a testament to the continued demand for our innovative solutions, driven by the unrelenting and extraordinary performance of our global Shockwave teams,” said Doug Godshall, President and Chief Executive Officer of Shockwave Medical. “Our team is looking forward to continuing our mission as part of Johnson & Johnson and to working together to bring our life-changing therapies to even more patients across the globe.”

First Quarter 2024 Financial Results

Revenue for the first quarter ended March 31, 2024, was $218.8 million, a 36% increase from $161.1 million in the same period of 2023. The growth in revenue was primarily driven by increased adoption of Shockwave products in both the United States and internationally.

Gross profit for the first quarter of 2024 was $190.6 million compared to $140.0 million for the first quarter of 2023. Gross margin percentage was 87% for the three months ended March 31, 2024, consistent with gross margin for the three months ended March 31, 2023.

Total operating expenses for the first quarter of 2024 were $148.2 million, a 48% increase from $100.2 million in the first quarter of 2023. The increase was primarily driven by sales force expansion and higher headcount to support the growth of the business.

Net income for the first quarter of 2024 was $55.3 million, compared to net income of $39.1 million in the same period of 2023. Basic and diluted net income per share for the first quarter of 2024 was $1.48 and $1.44, respectively.

Adjusted EBITDA improved by approximately 19% to $68.5 million, in the first quarter of 2024, compared to adjusted EBITDA of $57.5 million in the first quarter of 2023. Adjusted EBITDA is a non-GAAP measure.

Cash, cash equivalents and short-term investments totaled $1,029.2 million as of March 31, 2024.

2024 Financial Guidance

Given the proposed acquisition of Shockwave Medical by Johnson & Johnson (NYSE: JNJ), Shockwave Medical is withdrawing its full year 2024 guidance, previously issued on February 15, 2024.

Conference Call

Given the proposed acquisition of Shockwave Medical by Johnson & Johnson (NYSE: JNJ), Shockwave Medical will not be hosting the previously scheduled earnings conference call today.

About Shockwave Medical, Inc.

Shockwave Medical is a leader in the development and commercialization of innovative products that are transforming the treatment of cardiovascular disease. Its first-of-its-kind Intravascular Lithotripsy (IVL) technology has transformed the treatment of atherosclerotic cardiovascular disease by safely using sonic pressure waves to disrupt challenging calcified plaque, resulting in significantly improved patient outcomes. Shockwave Medical has also recently acquired the Reducer, which is under clinical investigation in the United States and is CE Marked in the European Union and the United Kingdom. By redistributing blood flow within the heart, the Reducer is designed to provide relief to the millions of patients worldwide suffering from refractory angina. Learn more at www.shockwavemedical.com.

Forward-Looking Statements

This press release contains statements relating to our expectations, projections, beliefs, and prospects, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” and similar expressions, and the negative of these terms. Forward-looking statements in this press release include, but are not limited to, statements regarding our pending acquisition by Johnson & Johnson, our business strategy and plans, our objectives for future operations and financial performance and other matters. You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are only predictions based on our current expectations, estimates, and assumptions, valid only as of the date they are made, and subject to risks and uncertainties, some of which we are not currently aware.

If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Risks and uncertainties include, but are not limited to: the risk that the closing conditions for the pending acquisition will not be satisfied, including the risk that clearance under the Hart-Scott-Rodino Antitrust Improvements Act or other applicable antitrust laws will not be obtained; uncertainty as to the percentage of our stockholders that will vote to approve the proposed transaction; the possibility that the transaction will not be completed in the expected timeframe or at all; potential adverse effects to our business or the business of Johnson & Johnson during the pendency of the transaction, such as employee departures or distraction of management from business operations; the risk of stockholder litigation relating to the transaction, including resulting expense or delay; the potential that the expected benefits and opportunities of the acquisition, if completed, may not be realized or may take longer to realize than expected; challenges inherent in product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new products; manufacturing difficulties and delays; product efficacy or safety concerns resulting in product recalls or regulatory action; economic conditions, including currency exchange and interest rate fluctuations; the risks associated with global operations; competition, including technological advances, new products and patents attained by competitors; challenges to patents; changes to applicable laws and regulations, including tax laws and global health care reforms; adverse litigation or government action; changes in behavior and spending patterns or financial distress of purchasers of health care services and products; and trends toward health care cost containment. These factors, as well as others, are discussed in our filings with the Securities and Exchange Commission (SEC), including in the sections titled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, and in our other reports filed with the SEC. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date hereof to conform these statements to actual results or revised expectations.

Use of Non-GAAP Financial Measures

This press release contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP), including references to adjusted EBITDA, a non-GAAP financial measure that excludes from net income the effects of income tax (benefit) provision, other (expense) income, net, interest expense, interest income, income (loss) from equity method investment, depreciation and amortization, and stock-based compensation. We believe the presentation of adjusted EBITDA is useful as it provides visibility to our underlying continuing operating performance by excluding the impact of certain items that are non-cash in nature or not related to our core business operations.

Our definition of adjusted EBITDA may differ from similarly titled measures used by others. Adjusted EBITDA should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because adjusted EBITDA excludes the effect of items that increase or decrease our reported results of operations, management strongly encourages investors to review, when they become available, our consolidated financial statements and publicly filed reports in their entirety. A reconciliation of adjusted EBITDA to net income has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Media Contact:
Scott Shadiow
+1.317.432.9210
sshadiow@shockwavemedical.com

Investor Contact:
Debbie Kaster
dkaster@shockwavemedical.com

SHOCKWAVE MEDICAL, INC.
Balance Sheet Data
(in thousands)

	March 31, 2024	December 31, 2023
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$281,674	$328,422
Short-term investments	747,559	662,132
Accounts receivable, net	124,440	114,552
Inventory	111,215	107,587
Prepaid expenses and other current assets	10,462	12,567
Total current assets	1,275,350	1,225,260
Operating lease right-of-use assets	34,919	29,707
Property and equipment, net	78,693	68,923
Equity method investment	2,356	1,643
Intangible assets, net	91,960	92,857
Goodwill	39,568	39,568
Deferred tax assets	111,900	99,169
Other assets	9,001	9,436
TOTAL ASSETS	$1,643,747	$1,566,563
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,843	$8,868
Accrued liabilities	78,838	91,696
Lease liability, current portion	3,653	3,641
Total current liabilities	92,334	104,205
Lease liability, noncurrent portion	40,336	35,103
Convertible debt, noncurrent portion	732,810	731,863
Related party contract liability, noncurrent portion	12,273	12,273
Deferred tax liabilities	3,609	3,609
Long-term income tax liability	2,969	1,526
Other liabilities	7,659	9,307
TOTAL LIABILITIES	891,990	897,886
STOCKHOLDERS’ EQUITY:
Common stock	38	37
Additional paid-in capital	586,017	557,882
Accumulated other comprehensive (loss) income	(109)	293
Retained earnings	165,811	110,465
TOTAL STOCKHOLDERS’ EQUITY	751,757	668,677
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,643,747	$1,566,563

SHOCKWAVE MEDICAL, INC.
Statement of Operations Data
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2024	2023
Revenue:
Product revenue	$218,805	$161,066
Cost of revenue:
Cost of product revenue	28,207	21,066
Gross profit	190,598	140,000
Operating expenses:
Research and development	44,466	26,971
Sales and marketing	74,492	54,011
General and administrative	29,233	19,204
Total operating expenses	148,191	100,186
Income from operations	42,407	39,814
Income (loss) from equity method investment	713	(823)
Interest income	12,318	1,740
Interest expense	(2,943)	(636)
Other (expense) income, net	(2,496)	642
Net income before taxes	49,999	40,737
Income tax (benefit) provision	(5,347)	1,612
Net income	$55,346	$39,125
Net income per share, basic	$1.48	$1.07
Net income per share, diluted	$1.44	$1.03
Shares used in computing net income per share, basic	37,284,946	36,427,263
Shares used in computing net income per share, diluted	38,472,013	37,979,448

SHOCKWAVE MEDICAL, INC.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(Unaudited)
(in thousands)

	Three Months Ended
	March 31,
	2024	2023
GAAP Net Income	$55,346	$39,125
Non-GAAP Adjustments
Income tax (benefit) provision	(5,347)	1,612
Other expense (income), net	2,496	(642)
Interest expense	2,943	636
Interest income	(12,318)	(1,740)
(Income) loss from equity method investment	(713)	823
Depreciation and amortization	3,109	1,708
Stock-based compensation expense	22,937	15,967
Adjusted EBITDA	$68,453	$57,489